UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported) – November 12, 2015

Energy Future Holdings Corp.

(Exact name of registrant as specified in its charter)

Texas	1-12833	46-2488810
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Energy Future Intermediate Holding Company LLC

(Exact name of registrant as specified in its charter)

Delaware	1-34544	26-1191638
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Energy Future Competitive Holdings Company LLC

(Exact name of registrant as specified in its charter)

Delaware	1-34543	75-1837355
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Energy Plaza, 1601 Bryan Street, Dallas, Texas 75201

(Address of principal executive offices, including zip code)

214-812-4600

(Registrants’ telephone number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Background Information

On April 29, 2014, Energy Future Holdings Corp. (“EFH Corp.”) and the substantial majority of its direct and indirect subsidiaries, including Energy Future Intermediate Holding Company LLC (“EFIH”), Energy Future Competitive Holdings Company LLC (“EFCH”) and Texas Competitive Electric Holdings Company LLC (“TCEH”), but excluding Oncor Electric Delivery Holdings Company LLC (“Oncor”) and its direct and indirect subsidiaries, filed voluntary petitions for relief (the “Chapter 11 Cases”) under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”). During the pendency of the Chapter 11 Cases, EFH Corp. and its direct and indirect subsidiaries that are included in the Chapter 11 Cases (collectively, the “Debtors”) are operating their businesses as debtors-in-possession under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code.

Reference is made to the Current Report on Form 8-K filed with the Securities and Exchange Commission on September 17, 2015 by each of EFH Corp., EFIH and EFCH (the “September 17, 2015 8-K”) relating to, among other matters, the Amended & Restated Plan Support Agreement entered into on September 11, 2015 (the “September Plan Support Agreement”) by each of the Debtors with (i) various of their respective creditors, (ii) the sponsor equity owners of EFH Corp. (the “Sponsors”), (iii) the official committee of unsecured creditors of EFCH, TCEH and the subsidiaries of TCEH that are Debtors in the Chapter 11 Cases (collectively, the “TCEH Debtors”), and (iv) other third parties in order to effect, on the terms described in the September 17, 2015 8-K, an agreed upon restructuring of the Debtors pursuant to the fifth amended joint plan of reorganization filed by the Debtors with the Bankruptcy Court on September 21, 2015 (the “Plan”).

Item 1.01. Entry into a Material Definitive Agreement.

On November 12, 2015, each of the Debtors entered into the Second Amendment to the September Plan Support Agreement (the “Second Amendment”) with various of their respective creditors, the Sponsors, the official committee of unsecured creditors of the TCEH Debtors, and other third parties, which effected changes to the September Plan Support Agreement relating to the settlement of certain claims held by funds and accounts advised or sub-advised by Fidelity Management & Research Company or one of its affiliates (“Fidelity Funds”) relating to (i) certain notes previously issued by EFH Corp. and (ii) certain notes previously issued by EFIH and EFIH Finance Inc.

The above description of the Second Amendment is qualified in its entirety by reference to the Second Amendment, which is attached as Exhibit 10(a) to this Current Report on Form 8-K and is also available at www.efhcaseinfo.com. Other information on or connected to this website does not constitute part of this Current Report on Form 8-K.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are subject to risks and uncertainties. All statements, other than statements of historical facts, are forward-looking statements. Readers are cautioned not to place undue reliance on forward-looking statements. Although we believe that in making any such forward-looking statement our expectations are based on reasonable assumptions, any such forward-looking statement involves uncertainties and is qualified in its entirety by reference to the discussion of risk factors under “Risk Factors” and the discussion under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q filed by each of EFH Corp., EFIH, EFCH and Oncor and the following important factors, among others, that could cause actual results to differ materially from those projected in such forward-looking statements:

•	our ability to obtain the approval of the Bankruptcy Court with respect to motions filed in our Chapter 11 cases and the outcomes of Bankruptcy Court rulings and the Chapter 11 Cases in general;

•	our ability to obtain the Bankruptcy Court’s confirmation of the Plan;

•	the effectiveness of the overall restructuring activities pursuant to the Chapter 11 Cases and any additional strategies we employ to address our liquidity and capital resources;

•	the actions and decisions of creditors, regulators and other third parties that have an interest in the Chapter 11 Cases;

•	whether the conditions (including required regulatory approvals) to consummate the transactions contemplated by the Plan will be satisfied or obtained; and

•	restrictions on us due to the terms of debtor-in-possession financing facilities and restrictions imposed by the Bankruptcy Court.

Any forward-looking statement speaks only at the date on which it is made, and except as may be required by law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which it is made or to reflect the occurrence of unanticipated events. New factors may emerge from time to time, and it is not possible for us to predict all of them; nor can we assess the impact of each such factor or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement. As such, you should not unduly rely on such forward-looking statements.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10(a)	Second Amendment to Amended & Restated Plan Support Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENERGY FUTURE HOLDINGS CORP.

/s/ Terry L. Nutt
Name:	Terry L. Nutt
Title:	Senior Vice President & Controller

ENERGY FUTURE INTERMEDIATE HOLDING COMPANY LLC

/s/ Terry L. Nutt
Name:	Terry L. Nutt
Title:	Senior Vice President & Controller

ENERGY FUTURE COMPETITIVE HOLDINGS COMPANY LLC

/s/ Terry L. Nutt
Name:	Terry L. Nutt
Title:	Senior Vice President & Controller

Dated: November 18, 2015